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                                   EXHIBIT 3.2


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                     PROFESSIONAL VETERINARY PRODUCTS, LTD.

                                    ARTICLE I
                                     OFFICES

         The principal office of the Corporation in the State of Nebraska shall be located in the City of Omaha, County of Douglas. The Corporation may have such other offices, either within or without the State of Nebraska, as the Board of Directors may designate or as the business of the Corporation may require from time to time. The registered office of the Corporation required by the Nebraska Business Corporation Act to be maintained in the State of Nebraska may be, but need not be, identical with the principal office in the State of Nebraska, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                     STOCK

         Section 1. CERTIFICATE OF STOCK. A Certificate of stock, numbered and signed by the President and the Secretary of the Corporation, shall be issued to each shareholder.

         Section 2. VOTING RIGHTS. Each shareholder shall be entitled to one vote, in person, or by proxy, for each share of stock.

         Section 3. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation which may have been lost or destroyed, upon presentation to the Corporation of an affidavit describing the circumstances of the lost or destroyed certificate.

         Section 4. TRANSFER OF SHARES. Except as provided in the Articles of Incorporation and Section 5 herein, no shareholder of the Corporation may sell, assign, or otherwise transfer (including through any pledge or hypothecation) any stock of the Corporation held by such shareholder.

         Section 5. SHARE REDEMPTION. In the event a shareholder desires to relinquish such shareholder's share of stock the Corporation shall repurchase such share of stock from the shareholder within ninety (90) days of receiving written notice of such shareholder's desire to sell the share at a price of

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$3,000.00. In the event of the death of a shareholder, the Corporation shall repurchase such share of stock from the legal representative of the estate of the deceased shareholder, at the price the deceased shareholder paid for such share of stock.

         Section 6. DIVIDENDS. The Board of Directors may determine in its own discretion from time to time to pay dividends upon the shares of the Corporation's capital stock. Any payment to shareholders from the Corporation upon liquidation or dissolution of the Corporation shall be in accordance with the Corporation's Articles of Incorporation.

         Section 7. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the allotment of rights, or the date when any change or conversion of or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such cases only such shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as described above.

                                   ARTICLE III
                                  SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the 2nd Saturday in the month of November in each year or at such other time or place as the Board of Directors shall determine. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as reasonably possible.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.

         Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Nebraska, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. If no designation is

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made or if a special meeting is otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Nebraska.

         Section 4. NOTICE OF MEETING. Written or printed notice stating the place, day, and hour of meeting and, in the case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid.

         Section 5. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 6. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy which does not specify who will hold the vote of the share the proxy represents, shall be deemed to have named the member of the Board of Directors from the District in which the shareholder resides to vote on such shareholder's behalf.

                                    ARTICLE IV
                                    DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

         Section 2. NUMBER. The Board of Directors shall be composed of eight
(8) persons who are elected on staggered terms from eight geographic districts. The Board of Directors of the Corporation shall be divided into three classes of directors, Class I, Class II, and Class III. Class I shall consist of two directors, one from District 3 and one from District 7. Class II shall consist of three directors, one from each of the following
Districts: 1, 2 and 6. Class III shall consist of three directors, one from each of the following Districts: 4, 5 and 8. In addition to the eight voting members, the Chairman Emeritus and the President shall be non-voting members of the Board.

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         Section 3. ELECTION AND TERM OF OFFICE. The appropriate class of
Directors shall be elected at each annual meeting of the shareholders and shall hold office until removed or until their successors are respectively elected and qualified. The term of the members of the Board of Directors is staggered with a maximum term of three years. No member of the Board of Directors is permitted to repeat a second term until that person has not been a member of the Board of Directors for at least one year.

         The Board, at its discretion, and no more frequently than annually, may alter the boundaries of each geographic district to more accurately represent an equitable number of shareholders. Such action and decision would be prior to and announced at the annual shareholder meeting.

         Duly elected and qualified Class I directors shall serve until the 2000 annual meeting of shareholders, and thereafter, the terms of the Class I directors shall extend until the third succeeding annual meeting after each election of such directors. Duly elected and qualified Class II directors shall serve until the 2001 annual meeting of shareholders and, thereafter, the terms of Class II directors shall extend until the third succeeding annual meeting after each election of such directors. Duly elected and qualified Class III directors shall serve until the 2002 annual meeting of shareholders and thereafter, the terms of Class III directors shall extend until the third succeeding annual meeting after each election of such directors.

         Section 4. QUALIFICATIONS. Directors must be shareholders. Each Director's professional practice must be located in the District in which he or she is elected from at the time of the election. The Districts for the Board of Directors shall be as follows:

         District 1: Nebraska, North Dakota, South Dakota, Wyoming, Montana, Idaho, Washington, Alaska, and all Canadian provinces west of Omaha, Nebraska.

         District 2: Iowa and Minnesota.

         District 3: Illinois and Wisconsin.

         District 4: Missouri, Arkansas, Louisiana, Mississippi, and Alabama.

         District 5: Kansas Colorado, Oklahoma, Texas, New Mexico, Arizona, Utah, Nevada, California, and Hawaii.

         District 6: Michigan, Indiana, Ohio, Kentucky, Tennessee, and all Canadian provinces east of Omaha.

         District 7: West Virginia, Maryland, Delaware, New Jersey, Pennsylvania, New York, Connecticut, Rhode Island, Massachusetts, Vermont, New Hampshire, and Maine.

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         District 8: Virginia, North Carolina, South Carolina, Georgia,
Florida, the Caribbean Islands, Mexico, Central America and South America.

         Section 5. REGULAR MEETING. A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders for the purpose of the election of officers and the conducting of business which otherwise comes before the Board. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nebraska, for the holding of additional regular meetings without other notice than such resolution. Such additional regular meetings may be held telephonically upon approval by the Board of Directors.

         Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nebraska, as the place for holding any special meeting of the Board of Directors called by them.

         Section 7. NOTICE. Notice of any special meeting shall be given seven (7) calendar days prior thereto by written notice delivered personally or mailed to each Director at his business address or by such other means as the Board shall approve from time to time. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. QUORUM. Sixty percent (60%) or more of the members of the Board of Directors fixed by Section 2 of this Article IV shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         Section 9. MANNER OF ACTING. Any action by the Board of Directors shall require affirmative votes by more than 60% of the members of the Board of Directors unless 1/2 or more of the seats of the Board of Directors are vacant, then a 75% or more affirmative vote of the remaining sitting members shall be required.

         Section 10. VACANCIES. Any vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than

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a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 11. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at the annual and mid-year meeting of the Board of Directors and at each special meeting at which their attendance is required, and shall be paid a fixed sum for attendance at each meeting of the Board of Directors, including telephonic conferences.

         Section 12. PRESIDING OFFICERS. The Board of Directors annually shall elect a Chairman, Vice-Chairman and Secretary. The Chairman shall preside at all of the Board meetings. At the request of the Chairman, or in the event of his or her absence or disability, the Vice-Chairman shall perform all of the duties of the Chairman. It shall be the duty of the Secretary to keep an accurate record of proceedings at all Directors and shareholders meetings, give all notices required by law, the Articles of Incorporation, the Bylaws or at the direction of the Board, and issue all stock certificates. The Chairman, Vice-Chairman and Secretary shall exercise such other powers as may be assigned to him or her by the Bylaws or the Board.

         Section 13. DISPENSING WITH MEETING. Whenever the vote of the Board of Directors at a meeting thereof is required to be taken in connection with any corporate action, the meeting of Directors may be dispensed with and the corporate action may be carried forward if each Director consents in writing to a written vote on the action without a meeting of Directors, if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed in the corporate minute book.

                                    ARTICLE V
                               CORPORATE OFFICERS

         Section 1. NUMBER. The Board of Directors shall elect a President and such other officers and assistant officers as the Board of Directors deems necessary.

         Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the Annual Meeting. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, until he shall resign, or shall have been removed in the manner hereinafter provided.

         Section 3. REMOVAL; RESIGNATION. The Board of Directors may remove any officer when in its judgment the best interest of the Corporation will be served thereby.

         Section 4. VACANCIES. Any vacancies occurring in the office of President or any other officers approved by the Board by death, resignation, removal, or otherwise, may be filled for the unexpired portion of the term by the Board of Directors at a special meeting called for such purpose, but such vacancies need not be filled until the first

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annual meeting of the Board of Directors subsequent to the vacation of the office if the Board of Directors does not deem it advisable to fill the vacancy prior to that meeting.

         Section 5. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business affairs and property of the Corporation and control of its several officers. The President shall have such other duties and responsibilities and may exercise such other powers as are usually incident to the office or as from time to time may be assigned to him by these Bylaws or the Board of Directors.

                                   ARTICLE VI
                              AMENDMENT OF BYLAWS

         These Bylaws may be amended, altered, supplemented or repealed by the Board of Directors at any regular or special meeting.







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